EXHIBIT 10.6

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is given as of May 9, 2008, from BLACKHAWK BIOFUELS, LLC, a Delaware limited liability company (the “Borrower”), to FIFTH THIRD BANK, a Michigan banking corporation (the “Lender”).

Preliminary Statement.  The Borrower and the Lender have entered into, or contemporaneously herewith are entering into, that certain Loan Agreement dated on or about the date hereof (as amended or otherwise modified from time to time, the “Loan Agreement”) pursuant to which, and subject to the terms and conditions thereof, the Lender has agreed to extend credit to or for the benefit of the Borrower.  Capitalized terms used and not defined herein shall have the meanings given to them in the Loan Agreement or the Code.  The Borrower now desires to grant to the Lender a security interest in all present and future personal property of the Borrower as security for all present and future obligations of the Borrower to the Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lender agree as follows:

l.  Grant of Security Interest.   The Borrower hereby grants to the Lender a security interest in all assets and personal property of the Borrower, including but not limited to all the Borrower’s right, title and interest in and to the following property, wherever located, whether held by Borrower or any other person (including Secured Party, any financial institution or securities intermediary) and whether such property or interest therein is now owned or existing or hereafter acquired or arising (collectively, the “Collateral”):

(a)                                  All Accounts, accounts receivable, other receivables, any right to payment  of a  monetary obligation, whether or not earned by performance, leases and lease payments, contract rights, any other obligations or indebtedness owed to Borrower from whatever source arising, all other rights of Borrower to receive performance or any payments in money or in kind whether or not earned by performance, all guaranties, security interests and Supporting Obligations of any of the foregoing and insurance policies and proceeds relating thereto, and all rights of Borrower as an unpaid seller of Goods and services, including, but not limited to, the rights to stoppage in transit, replevin, reclamation, and resale, all rights to payment for money or funds advanced or sold.

(b)                                 All Inventory, merchandise, raw materials, goods in process, work in progress, materials used or consumed in a business, finished goods, component materials, and all supplies, incidentals, office supplies, packaging materials and any and all property or items used or consumed in the operation of the business of Borrower or which contribute to the finished products or to the sale, promotion and shipment thereof, As-Extracted collateral, all property leased by Borrower, held by Borrower for sale or lease or to be furnished under a contract of service, or furnished by Borrower under a contract for service and all Documents evidencing any part of any of the foregoing.

(c)                                  All Equipment, Goods other than Inventory, parts, computers, including data, hardware and software, machinery, fixtures, furniture, furnishings, tools, dies, aircraft, vessels and vehicles of every kind and description, whether or not titled, all parts and accessories for or relating to any of the foregoing.

(d)                                 all Documents, including, without limitation, all warehouse receipts, bills of lading and similar documents of title relating to goods in which Borrower at any time has an interest, whether now or at any time or times hereafter issued to Borrower or Lender by any person or entity, and whether covering any portion of Borrower’s inventory or otherwise;

(e)                                  all Instruments (including, without limitation, Promissory Notes) of any kind or nature whatsoever, whether negotiable or non-negotiable;

(f)                                    all Chattel Paper of any kind or nature whatsoever, including, without limitation, all leases, rental agreements, installment sale agreements, conditional sale agreements and other chattel paper relating to or arising out of the sale, rental, lease or other disposition of any of the Collateral;

(g)                                 all General Intangibles of any kind or nature whatsoever, including, without limitation, all Payment Intangibles, all patents, trademarks, copyrights and other intellectual property, and all applications for, registrations of and licenses of the foregoing and all computer software, product specifications, trade secrets, licenses, trade names, service marks, goodwill, tax refunds, rights to tax refunds, franchises, rights related to prepaid expenses, rights under executory contracts, choses in action, causes of action and rights under partnership, joint venture, co-ownership, management and/or similar agreements and/or arrangements, except to the extent that Borrower is prohibited from granting a security interest in any of the foregoing under the applicable license or agreement giving rise to Borrower’s rights in same;

(h)                                 all monies, reserves, deposits, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Lender or any bailee of Lender;

(i)                                     all Deposit Accounts and certificates of deposit and all interest or dividends thereon;

(j)                                     all Investment Property and financial assets of any kind or type, whether certificated or uncertificated, including, without limitation, all securities, securities accounts, securities entitlements, stocks, bonds, options, warrants, commodity contracts, futures contracts, commodity accounts, commodity options, commercial paper, money market funds and/or accounts, Treasury bills, notes and bonds, instruments, certificates of deposit, mutual fund shares, cash and money, together with all rights, income, revenues, proceeds and profits therefrom, including, without limitation, all dividends, distributions (cash or stock, extraordinary as well as ordinary), interest and other payments, all additions thereto, substitutions or replacements thereof, any goods or other property to be delivered thereunder, and any exchanges for or changes in any of the foregoing;

(k)                                  all Commercial Tort Claims (Lender acknowledges that the attachment of its security interest in any Commercial Tort Claim as original collateral is subject to Borrower’s compliance with Section 3(d));

(l)                                     all Supporting Obligations;

(m)                               all letters of credit and Letter-of-Credit Rights;

(n)                                 all books, records, computer records, computer disks, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to any of the Collateral;

(o)                                 all accessions to any of the property described above and all substitutions, renewals, improvements and replacements of and additions thereto; and

(p)                                 all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n) and/or (o) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, including, without limitation, all income, accounts, contract rights, general intangibles, payment intangibles, chattel paper, notes, drafts, acceptances, instruments and other rights to the payment of money arising out of the sale, rental, lease, exchange or other disposition of any of the foregoing items (provided, however, that nothing contained herein shall be deemed to permit or assent to any such disposition other than the sale or lease of inventory in the ordinary course of business (which does not include any sale, lease or other transfer of inventory in partial or total satisfaction of any Indebtedness)), or the disposition of obsolete Collateral in the ordinary course of business, and insurance proceeds, and all products, of (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n) and/or (o) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items.

2.  Security for Obligations.  This Agreement secures the payment and performance of all obligations of (i) the Borrower to the Lender under the Loan Agreement and the other Loan Documents, (ii) the obligations of Borrower and/or the Lender to the IFA pursuant to the IFA Guaranty Documents, whether due to any Lender recovery under the IFA Guaranty or otherwise, and (iii) any other obligation of the Borrower to the Lender, whether monetary, nonmonetary, direct, indirect, acquired, joint, several, joint and several, liquidated, unliquidated, contractual, noncontractual, existing, future, contingent or otherwise, and any replacements, renewals, extensions and other modifications of any of the above, together with any interest, fees, expenses and other charges thereon, and any amounts expended by or on behalf of the Lender for the protection and preservation of the security interest granted herein by the Borrower to the Lender, including, without limitation, any post-petition financing provided by the Lender in connection with any bankruptcy or insolvency proceeding with respect to Borrower (collectively, the “Obligations”).

3.  Further Assurances.

(a)  The Borrower agrees that from time to time, at the sole expense of the Borrower, the Borrower shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Borrower shall: (i) if any Collateral shall be evidenced by any certificated Investment Property or promissory note or other Instrument, deliver and pledge to the Lender such note or instrument, duly endorsed with recourse by the Borrower, and accompanied by duly executed instruments of transfer or assignment, all in form and content satisfactory to the Lender; and (ii) execute and file such assignments, financing or continuation statements, or amendments thereto, title or lien registrations and such other instruments or notices, as may be necessary or desirable, or as the Lender may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.  When any Collateral is in the possession of a third party, the Borrower will join with the Lender in notifying the third party of the Lender’s security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of the Lender.  The Borrower will obtain control agreements in form satisfactory to the Lender as deemed necessary by the Lender for purposes of further perfecting or enforcing the security interests of the Lender hereunder.  The Borrower shall not create any Chattel Paper without delivering same to the Lender or placing a legend on the Chattel Paper acceptable to the Lender indicating that the Lender has a security interest in the Chattel Paper.

(b)                                 The Borrower hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, without the signature of the Borrower.  A copy of this Agreement shall be sufficient as a financing statement to the extent permitted by law.

(c)  The Borrower will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request from time to time, all in reasonable detail.

(d)  The Borrower agrees that if Borrower shall at any time hold or acquire a commercial tort claim, Borrower will promptly notify Lender in a writing signed by

Borrower of the brief details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(e)                                  The Borrower’s (i) chief executive office and all Collateral locations are as provided in Schedule 3(e) of this Security Agreement; (ii) State of Organization is Delaware and (iii) exact legal name is Blackhawk Biofuels, LLC.

4.  The Lender’s Duties.  The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Unless otherwise required by law or as agreed to in writing between the Borrower and Lender, the Borrower has the risk of loss of the Collateral and the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral.

5.               Continuing Borrower Liability.

(a)                                  Notwithstanding anything herein to the contrary, (i) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Lender of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and (iii) the Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(b)                                 This Agreement and any and all security interests created or evidenced hereby and all Obligations will continue to be effective or be reinstated, as the case may be, as though payment had not been made, if at any time any amount received by Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by Lender, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Borrower, any substantial part of its assets, or otherwise.

6.  Remedies.  If any Event of Default shall have occurred and be continuing:

(a)  The Lender shall have the right to take immediate possession of the Collateral, and (i) to require the Borrower to assemble the Collateral, at the Borrower’s expense, and make it available to the Lender at a place designated by the Lender which is reasonably convenient to both parties, and (ii) to enter any of the premises of the Borrower or wherever any of the Collateral shall be located, and to keep and store the same on such premises until sold or otherwise realized upon (and if such premises are the property of the Borrower, the Borrower agrees not to charge the Lender for storage thereof).

(b)  The Lender shall have the right to sell or otherwise dispose of all or any Collateral at public or private sale or sales, with such notice as may be required by law, all as the Lender, in its sole discretion, may deem advisable.  The Borrower agrees that ten (10) days written notice to the Borrower of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as the Lender may designate in such notice.  The Lender shall have the right to conduct such sales on the Borrower’s premises, without charge therefor.  All public or private sales may be adjourned from time to time in accordance with applicable law.  The Lender shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and the Lender may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.  At any sale, the Lender may specifically disclaim any warranties including of title or the like.  The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale or disposition of the Collateral.

(c)  The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the Loan Agreement or under the other Loan Documents, all the rights and remedies of a secured party on default under the Code or otherwise available at law or in equity.

7.  Indemnity and Expenses.

(a)  The Borrower agrees to indemnify the Lender from and against any and all claims, losses and liabilities arising out of or relating to this Agreement, and/or any of the Obligations (including, without limitation, enforcement of this Agreement and the Lender’s exercise of its rights and remedies hereunder), unless such claim, loss or liability is caused solely by the gross negligence or willful misconduct of Bank.  The foregoing indemnity shall survive the termination of this Security Agreement and the Loan Agreement and payment in full of the Obligations.

(b)  The Borrower shall upon demand pay to the Lender the amount of any and all expenses, including, without limitation, the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur following Borrower’s default in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.  All such fees, expenses and disbursements shall be deemed Obligations under the Loan Agreement that are secured by this Agreement.

8.  Notice.  All notices, requests and demands to or upon a party hereto shall be given in accordance with Section 10.3 of the Loan Agreement.

9.  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri without giving effect to any choice of law rules thereof; provided, however, that if any of the Collateral shall be located in any jurisdiction other than Missouri, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of the Lender’s lien upon or other interest in such Collateral and the enforcement of the Lender’s other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Missouri.  THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT LOCATED WITHIN THE CITY OF ST. LOUIS OR ST. LOUIS COUNTY, MISSOURI OR FEDERAL COURT IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS STATED IN SECTION 10.3 OF THE LOAN AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.  THE BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

10.  Miscellaneous.  No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement of such amendment, waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  The paragraph and section headings herein are solely for convenience and shall not be deemed to limit or otherwise affect the meaning or construction of any part of this Agreement.  This document shall be construed without regard to any presumption or rule requiring construction against the party causing such document or any portion thereof to be drafted.  If any provision or provisions of this Agreement shall be unlawful, then such provision or provisions shall be null and void, but the remainder of the Agreement shall remain in full force and effect and be binding on the parties.  A facsimile or other electronically transmitted signature of the Borrower shall be deemed an original signature.

11.                                 Waiver of Jury Trial.  THE BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH THE BANK ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL OR THE BANK’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Borrower has caused this Agreement to be executed and delivered by its duly authorized representative as of the date first above written.

BLACKHAWK BIOFUELS, LLC,
a Delaware limited liability company

By:	/S/ Ronald L. Mapes
Ronald L. Mapes, Chair

Signature Page

SCHEDULE 3(e)

CHIEF EXECUTIVE OFFICE AND ALL COLLATERAL LOCATIONS